UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TRI Pointe Homes, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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The following information amends and supplements the definitive proxy statement of TRI Pointe Homes, Inc. filed with the Securities and Exchange Commission on March 26, 2015, relating to the 2015 annual meeting of stockholders to be held on May 8, 2015.

On April 24, 2015, Mr. Lawrence B. Burrows resigned from the Nominating and Corporate Governance Committee of the Board of Directors of TRI Pointe Homes, Inc. (“TRI Pointe”), effective immediately. Mr. Burrows continues to serve on TRI Pointe’s Board of Directors.

In addition, Mr. Barry S. Sternlicht, a member of TRI Pointe’s Board of Directors, no longer serves on the Board of Directors of Restoration Hardware Holdings, Inc. (NYSE: RH), and he also currently serves on the Board of Directors of Starwood Waypoint Residential Trust (NYSE: SWAY) and on the Board of Directors of A.S. Roma S.p.A.

This supplement should be read in conjunction with our proxy statement.